SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 1, 2005

Delta Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1000 Woodbury Road, Suite 200, Woodbury, New York  11797-9003
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition.

On November 1, 2005, Delta Financial Corporation (the “Registrant”) issued a press release announcing its financial results for the three and nine months ended September 30, 2005. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.
On November 1, 2005, the Registrant issued a press release announcing its financial results for the three and nine months ended September 30, 2005. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. On the same day, during the Registrant’s quarterly investor conference call, Hugh Miller, the Registrant’s President and Chief Executive Officer, announced that the Registrant expects to grow mortgage loan originations by at least 15% in 2006. This forward-looking statement involves the risks and uncertainties set forth in Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

99.1  Press Release, dated November 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTA FINANCIAL CORPORATION

Date: November 1, 2005	By:	/s/ Marc E. Miller

Title: Senior Vice President and Secretary